Exhibit 10.1
IPG PHOTONICS CORPORATION
2006 INCENTIVE COMPENSATION PLAN
(As Amended and Restated Effective May 23, 2023)
IPG Photonics Corporation (the “Company”) originally established the IPG Photonics Corporation 2006 Incentive Compensation Plan effective February 28, 2006, for the benefit of its eligible Participants for the purposes hereinafter set forth. The Company has amended the Plan from time to time and hereby further amends and restates the Plan as of the Effective Date. The Plan permits the award of Stock Options, Restricted Stock, Performance Shares, Performance Units, Stock Units, Cash, and SARs.
1.    DEFINITIONS
The following terms shall have the following meanings unless the context indicates otherwise:
1.1.    “Affiliate” shall mean a corporation that, for purposes of Section 422 of the Code, is a Parent or Subsidiary of the Company within the meaning of Sections 424(e) and 424(f) of the Code.
1.2.    “Award” shall mean a Stock Option, a SAR, a Restricted Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.
1.3.    “Award Agreement” shall mean an agreement between the Company and a Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those established by the Plan and by the Committee. The Award Agreement may consist of a written notice, a term sheet, and/or an agreement, and may be provided in electronic form. With respect to any Award, the date of the grant of the Award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement shall be the “Award Date,” provided that such Award Date will not be earlier than the date of the Committee action.
1.4.    “Board” shall mean the Board of Directors of the Company.
1.5.    “Cash Award” shall mean a grant by the Committee to a Participant of an award of cash as described in Section 11 below.
1.6.    “Cause” shall have the same meaning as such term or similar term is used in any employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate, or if such agreement does not define “Cause” or such similar term, then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant: (i) engages in conduct that cause financial or reputational injury to the Company a Group Company or Affiliate; (ii) engages in any act of dishonesty or misconduct that results in damage to the Company, a Group Company or Affiliate, or their business or reputation or that the Committee determines to adversely affect the value, reliability or performance of the Participant to the Company, a Group Company or Affiliate; (iii) refuses or fails to substantially comply with the human resources rules, policies, directions and/or restrictions relating to harassment and/or discrimination, or with compliance or risk management rules, policies, directions and/or restrictions of the Company, a Group Company or Affiliate; (iv)

fails to cooperate with the Company, a Group Company or Affiliate in any internal investigation or administrative, regulatory or judicial proceeding; or (v) continuously fails to perform his or her duties to the Company, a Group Company or Affiliate (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties. If any part of the definition of Cause set forth in clauses (i) through (v) above is deemed applicable to a Participant, this shall not preclude or prevent the reliance by the Company or the Committee on any other part of the preceding sentence that also may be applicable. Unless otherwise defined in the Participant’s employment, consulting or other written agreement, an act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In addition, the Participant’s Service will be deemed to have terminated for Cause if, based on facts and circumstances discovered after the Participant’s Service has terminated, the Board determines in reasonable good faith, within one year after the Participant’s Service has terminated, that the Participant committed an act that would have justified a termination for Cause.
1.7.    “Change in Control” shall mean the occurrence of any one or more of the following:
(a)    Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;
(b)    During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;
(c)    As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the

Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
(d)    The shareholders of the Company approve a plan of complete liquidation of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.
1.8.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.9.    “Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board’s Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act.
1.10.    “Common Stock” shall mean the voting, common stock, $0.0001 par value per share, of the Company.
1.11.    “Company” shall mean IPG Photonics Corporation, a Delaware corporation.
1.12.    “Disability” means the total and permanent disability of a Participant (incurred while in the active Service of the Company, an Affiliate or a Group Company) based on proof satisfactory to the Committee. Total and permanent disability shall be as defined in the Company’s long-term disability plan, if any, or as otherwise provided by the Company. Notwithstanding the foregoing, for purposes of determining the period of time after termination of Service during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Code Section 22(e)(3), which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve (12) months.
1.13.    “Dividend Equivalent Right” shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of shares of Common Stock underlying or with respect to a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of Stock Units or Performance Units, or a combination of any or all of the foregoing. Unless the Committee expressly provides otherwise in the Award Agreement, Dividend Equivalent Rights on any portion of an Award shall be payable only if the performance criteria underlying the Award are satisfied.
1.14.    “Effective Date” shall mean May 23, 2023, provided that the Company’s shareholders approve the amended and restated Plan on such date.

1.15.    “Employee” shall mean an employee of the Company or any Affiliate, as described in Treasury Regulation Section 1.421-1(h).
1.16.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.
1.17.    “Exercise Price” shall mean the price at which each share of Common Stock covered by a Stock Option may be purchased.
1.18.    “Fair Market Value” shall mean:
(a)    if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or
(b)    if the Common Stock is not readily tradable on a national securities exchange or other market system, the value as determined by the reasonable and consistent application of a reasonable valuation method, in good faith by the Board, in accordance with Code Section 409A and Treasury Regulation Section 1.409A-1(b)(5)(iv) (or any similar or successor provision), thereunder, as the Board or the Committee will in its discretion select and apply at the time of the Award Date, time of exercise, or other date of calculation.
1.19.    “Good Reason” shall have the meaning set forth in Section 13.1.
1.20.    “Group Company” shall mean any business entity deemed by the Board to be a Group Company, including, but not limited to, any business entity that has a significant financial interest in the Company and any business entity in which the Company has a significant financial interest, such entities to be referred to collectively as the “Group Companies”.
1.21.    “Group Employee” shall mean any employee of a Group Company who is not an Employee.
1.22.    “Independent Contractor” shall mean a person (other than a person who is an Employee, Group Employee or a Nonemployee Director) that renders Services to the Company, an Affiliate or a Group Company.
1.23.    “ISO” shall mean a right to purchase a specified number of shares of Common Stock at a specified price, which is intended to comply with the terms and conditions as an “incentive stock option” as set forth in Code Section 422, as such section may be in effect from time to time.
1.24.    “Leave of Absence” means any leave of absence approved by the Company.
1.25.    “Nonemployee Director” shall mean a member of the Board who is not an Employee.
1.26.    “Nonqualified Stock Option” shall mean a Stock Option to purchase a specified number of shares of Common Stock at a specified price, which does not qualify as an ISO.
1.27.    “Parent” shall mean a corporation or any other business entity that directly or indirectly has an ownership interest of fifty percent (50%) or more of the Voting Stock of the Company.

1.28.    “Participant” shall mean any Employee, Group Employee, Nonemployee Director or Independent Contractor to whom an Award has been granted by the Committee under the Plan.
1.29.     “Performance Share” shall mean the grant by the Committee to a Participant of an Award of shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee, as described in Section 10.1 below.
1.30.    “Performance Unit” shall mean the grant by the Committee to a Participant of an Award of a hypothetical share of the value of the Company, represented by a notional account that shall be established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 10.2 below.
1.31.    “Plan” shall mean the IPG Photonics 2006 Incentive Compensation Plan, as amended and restated effective May 23, 2023.
1.32.    “Prior Plans” shall mean the IPG Photonics 2000 Incentive Compensation Plan, as amended, and the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended.
1.33.    “Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding shares of capital stock as a class without the Company’s receipt of consideration.
1.34.    “Reorganization” shall mean any of the following: (a) a merger or consolidation in which the Company is not the surviving entity; (b) a sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or (d) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.
1.35.    “Restricted Stock Award” shall mean a grant by the Committee to a Participant of an Award of shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee, as described in Section 9.1 below.
1.36.    “Stock Appreciation Right” or “SAR” shall mean a grant by the Committee to a Participant of a contingent right to receive Common Stock or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Common Stock, as described in Section 8 below.
1.37.    “Service” means the provision of services to the Company, an Affiliate or a Group Company in the capacity of (i) an Employee, (ii) a Group Employee, (iii) a Nonemployee Director, or (iv) an Independent Contractor.
1.38.    “Stock Option” shall mean a grant by the Committee to a Participant of an option or right to purchase a specified number of shares of Common Stock at a specified price, as described in Section 7 below.

1.39.    “Stock Unit” shall mean a grant by the Committee to a Participant of an Award of a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 9.3 below.
1.40.    “Substitute Award” shall have the meaning set forth in Section 5.1(c) below.
1.41.    “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns fifty percent (50%) or more of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of fifty percent (50%) or more.
1.42.    “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.
1.43.    “Vest” shall mean:
(a)    with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or
(b)    with respect to Awards other than Stock Options and SARs, when the Participant has:
(i)    an unrestricted right, title and interest to receive the compensation (whether payable in Common Stock, cash or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and
(ii)    a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Section 14 below.
1.44.    “Vesting Date” shall mean the date or dates on which an Award Vests, at which time the Award shall be deemed “Vested.” Stock Options, SARs, Restricted Stock Awards, Stock Units, Performance Shares, Performance Units, and other equity-based Awards under the Plan shall have a minimum required vesting period of one year, except that up to five percent (5%) of the Common Stock reserved for issuance under the Plan may be granted to Participants without regard to any minimum vesting periods. In addition, notwithstanding the foregoing, the vesting of annual Awards to Non-Employee Directors that are made in connection with the Company’s annual meeting of stockholders will be deemed to satisfy the one-year minimum vesting requirement to the extent the Awards vest on the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
1.45.    “Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.
2.    PURPOSE AND TERM OF PLAN
2.1.    Purpose. The purpose of the Plan is to motivate certain Employees, Group Employees, Nonemployee Directors and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company, Affiliates and Group Companies by providing incentives to such Employees,

Group Employees, Nonemployee Directors and Independent Contractors through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Group Employees and Nonemployee Directors and to assist in aligning the interests of such Employees, Group Employees and Nonemployee Directors with those of the Company’s shareholders.
2.2.    Term. The Plan was originally effective as of February 28, 2006, has been amended from time to time and has been amended and restated as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date, unless sooner terminated by the Board under Section 17.1 below, and no Awards may be granted under the Plan after its termination.
3.    ELIGIBILITY AND PARTICIPATION
3.1.    Eligibility. All Employees, Group Employees, Nonemployee Directors and Independent Contractors shall be eligible to participate in the Plan and to receive Awards.
3.2.    Participation. Participants shall consist of such Employees, Group Employees, Nonemployee Directors and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Awards under the Plan shall be made on a one-time basis for Participants and designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
4.    ADMINISTRATION
4.1.    Responsibility. The Committee will administer the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.
4.2.    Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.
4.3.    Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or desirable to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:
(a)    to determine eligibility for participation in the Plan;
(b)    to determine eligibility for and the type and size of an Award granted under the Plan;
(c)    to supply any omission, correct any defect, interpret any provision or reconcile any inconsistency in the Plan, any Award Agreement in connection with an Award, and any other agreement or document executed pursuant to the Plan, in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;
(d)    to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it, from time to time, deems proper;
(e)    to make rules for carrying out and administering the Plan and make changes in such rules as it, from time to time, deems proper;
(f)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;
(g)    to accelerate or, with the consent of the Participant, defer the Vesting of any Award when such action or actions would be in the best interest of the Company, subject to the limitations of Code Section 409A; and
(h)    to take any and all other actions it deems necessary or desirable for the proper operation or administration of the Plan.
Notwithstanding the foregoing, in no event will the Committee be permitted to, without the approval of the shareholders of the Company, (i) reduce the Exercise Price of any outstanding Stock Option or SAR, (ii) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, or (iii) cancel a Stock Option or SAR in exchange for cash or other Awards.
4.4.    Action by the Committee. The Committee may act only by a majority of its members. A determination of the Committee may be made, without a meeting, by a writing signed by all members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee. Meetings of the Committee may be held telephonically or via videoconference, and participation via telephone or videoconference shall have the same force and effect as physical presence at any Committee meeting.
4.5.    Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate or Group Company whose employees have benefited from the Plan, as determined by the Committee.
The Board may delegate authority to the Company’s Chief Executive Officer to grant specified numbers of Awards (as determined by the Board from time to time and during such time periods determined by the Board) to existing or prospective Employees (other than those individuals who are subject to Section 16(a) of the Exchange Act at the time of the grant) as the Chief Executive Officer determines appropriate without further action of the Board, but subject to rules and guidelines established by the Board or the Committee.

4.6.    Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.
4.7.    Liability. No member of the Board, no member of the Committee and no Employee or Group Employee shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.
4.8.    Indemnification. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under this Section 4, will be indemnified and held harmless by the Company, Group Company and Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct. Each such person will also be indemnified and held harmless by the Company Group Company and Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Articles of Incorporation or By-Laws of the Company, Group Company or Affiliate, as a matter of law, agreement or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.
5.    SHARES SUBJECT TO PLAN
5.1.    Available Shares. Subject to any adjustments made in accordance with Section 5.2 below, the aggregate number of shares of Common Stock that shall be available under the Plan during its term shall be the sum of (a) the 10,000,000 shares of Common Stock previously authorized and approved for issuance under the Plan as of the Company’s 2011 annual meeting of shareholders, less the number of shares underlying Awards made under the Plan prior to the Effective Date (calculated as described below), (b) 84,273 shares of Common Stock originally authorized and approved for issuance, but not awarded, under the IPG Photonics Corporation 2000 Incentive Compensation Plan, as amended, and subsequently rolled into the Plan, (c) 194,919 shares of Common Stock originally authorized and approved for issuance, but not awarded, under the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended, and subsequently rolled into the Plan, and (d) 1,200,000 shares of Common Stock authorized and approved for issuance under the Plan as of the Company’s 2023 annual meeting of shareholders. Such shares of Common Stock may be either authorized but unissued shares of Common Stock, shares of issued Common Stock held in the Company’s treasury, or a combination of both, at the discretion of the Company. Except as otherwise provided in this Section 5.1, any shares of Common Stock underlying an Award under the Plan or the Prior Plans that expires without being exercised, or is forfeited, cancelled or otherwise terminated without a distribution to a Participant of Common Stock, cash, or other benefit in lieu of Common Stock, shall again be available under the Plan; provided that any shares that again become available for Awards under this Section 5.1 shall be added back as 1.0 share if such shares were subject to Stock Options, SARs, or other appreciation-only Awards granted under the Plan or Prior Plans, and as 1.60 shares if such shares were subject to a Restricted Stock, Stock Unit, Performance Share, Performance Unit or other full-value stock-based Award granted under the Plan or Prior Plans. In applying the immediately preceding sentence, (i) shares of Common Stock tendered by Participants as full or partial payment of the Exercise Price to the Company upon exercise of Stock Options granted under the Plan or Prior Plans shall not again be available for issuance under the Plan, (ii) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price of a Stock Option shall not again be available for issuance under the Plan, (iii) if any share-settled SARs are exercised, the aggregate number of shares subject to such SARs shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, (iv) if any Stock Options are exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the aggregate number of shares subject to such Stock Option shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, and (v) if any shares are withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations with respect to any Awards granted under the Plan or Prior Plans, such shares shall be deemed issued under the Plan and shall not again be available for issuance under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.
(a)    In addition to the maximum shares of Common Stock available for Awards under the Plan described above, the remaining shares of Common Stock shall be reduced by 1.60 for each share of Common Stock awarded pursuant to Restricted Stock, Performance Shares, Performance Units, Stock Units, or other Awards with value denominated in full shares of Common Stock for purposes of determining any individual or aggregate award limitations under the Plan and for purposes of calculating the aggregate amount of Common Stock available for Awards under the Plan. Each share-settled SAR that is granted shall reduce the remaining shares of Common Stock available under this Section by one (1.0), notwithstanding the fact that the net number of shares of Common Stock delivered on exercise may be less than the number of SARs granted. Except as contemplated by the provisions of Section 5.2 hereof, the Committee shall not increase the number of shares of Common Stock available for issuance in connection with Awards under the Plan or to any one individual as set forth above. In no event shall Awards be outstanding at any one time that have resulted or could result in the issuance of a number of shares of Common Stock in excess of the number then remaining reserved and available for issuance under the Plan.
(b)    The maximum number of shares of Common Stock that may be issued to Participants in the aggregate under the Plan as ISOs is 833,333.
(c)    Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards previously granted by an entity directly or indirectly acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines (“Substitute Awards”) shall not be counted for purposes of applying the above limitations on numbers of shares available for Awards generally or any particular kind of Award under the Plan; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares available for Awards of ISOs under the Plan, set forth in Section 5.1(b). Subject to applicable stock exchange requirements, available shares under a shareholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan (and shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in this Section 5.1); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
5.2.    Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, Reorganization, Recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than ordinary cash dividends or, as determined by the Committee, special cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change or distribution shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the Exercise Price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422.

6.    MAXIMUM INDIVIDUAL AWARDS
6.1.    Maximum Aggregate Number of Shares Underlying Stock-Based Awards Granted Under the Plan to Any Single Participant in Any Calendar Year. The maximum aggregate number of shares of Common Stock underlying all Stock Options, SARs and any other Awards that are measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant (other than a Nonemployee Director) in any calendar year shall be 1,000,000 shares, subject to adjustment as provided in Section 5.2 above. For purposes of the preceding sentence, such Awards that are forfeited due to Vesting or other restrictions shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant in any calendar year. The maximum aggregate number of shares of Common Stock underlying Awards that may be granted to any single Participant in any calendar year as ISOs shall be 133,333.
6.2.    Nonemployee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Participant as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,200,000. For the avoidance of doubt, compensation shall be counted towards this limit for the Board compensation year in which it is earned (and not when it is paid or settled in the event that it is deferred).

7.    STOCK OPTIONS
7.1.    In General. The Committee may, in its sole discretion, grant Stock Options to Employees, Group Employees, Nonemployee Directors and/or Independent Contractors on or after the Effective Date. The Committee shall, in its sole discretion, determine the Employees, Group Employees, Nonemployee Directors and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Group Employees, Nonemployee Directors and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time and set forth in the Award Agreement. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.9 below.
7.2.    Exercise Price. The Committee shall specify the Exercise Price of each Stock Option in the Award Agreement; provided, however, that (i) the Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Award Date, and (ii) the Exercise Price of a Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Award Date.

7.3.    Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that no ISO or Nonqualified Stock Option shall be exercisable after the 10th anniversary of the applicable Award Date. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the Award Date.
7.4.    Vesting Date. The Committee shall specify in the Award Agreement the Vesting Date(s) or other requirements to Vest for each Stock Option. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Committee and set forth in the Award Agreement, including, without limitation, accelerating the Vesting if certain performance goals are achieved, or a Change in Control of the Company occurs and a Participant’s Service is terminated.
7.5.    Exercise of Stock Options. The Stock Option Exercise Price may be paid in cash or, in the sole discretion of the Committee, by delivery to the Company of shares of Common Stock then owned by the Participant, or by the Company’s withholding a portion of the shares of Common Stock for which the Stock Option is exercisable, or by a combination of these methods. If the Common Stock is readily tradable on a national securities exchange or other market system, payment may also be made by delivering a properly executed exercise notice to the Company and delivering a copy of irrevocable instructions to a broker directing the broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the delivery to the Company of shares of Common Stock then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the Exercise Price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations shall be made by the Committee at the time of grant and specified in the Award Agreement.
7.6.    Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 7, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-1(h)) of the Company or of any “Parent Corporation” (as defined in Code Section 424(e)) or of any “Subsidiary Corporation” (as defined in Code Section 424(f)) on the Award Date. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless (i) the Exercise Price of the ISO is fixed at not less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Award Date and (ii) the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO’s Award Date.
7.7.    Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an “Original Option”) to purchase shares of stock of any corporation:
(a)    the stock or assets of which were acquired, directly or indirectly, by the Company, an Affiliate or Group Company, or
(b)    which was merged with and into the Company, an Affiliate or Group Company, so that the Original Option is converted into a Stock Option (hereinafter referred to as a “Conversion Stock Option”); provided, however, that such Conversion Stock Option as of the Award Date (the “Conversion Stock Option Grant Date”) shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee in its sole discretion determines otherwise, a Conversion Stock Option that is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Code Section 424(a) and (y) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).
7.8.    Right to Call Stock Options or Common Stock. Notwithstanding any other provision of this Plan, any Stock Option granted under this Plan shall be subject to a right of call by the Committee in the event of termination of the Plan due to merger or acquisition of the Company. If the Committee exercises the right to call the Common Stock, the Participant must return the shares of Common Stock to the Company within seven (7) calendar days following the call notice.
(a)    Upon the call of Common Stock, the owner of the Common Stock shall, unless otherwise determined by the Committee pursuant to subsection (b) below, be entitled to receive from the Company an amount equal to the Fair Market Value of the returned Common Stock.
(b)    Upon the call of a Stock Option, the Committee shall pay the optionee an amount equal to the excess of (i) the Fair Market Value the number of shares of Common Stock subject to the Option, over (y) the Exercise Price of such shares of Common Stock.
(c)    The Company shall have the right to defer payment of the proceeds under this Section 7.8, and make such payment in the form of single lump sum or in installments over such periods as the Committee may determine in its discretion, subject to Code Section 409A.

8.    SARS
8.1.    In General. The Committee may, in its sole discretion, grant SARs to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors. A SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of (x) the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over (y) the Fair Market Value of such shares of Common Stock on the Award Date, all as determined and set forth in the Award Agreement by the Committee; provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the Award Date of the Stock Option. Each SAR shall be subject to the terms of the Plan and the applicable Award Agreement, which may include the Vesting Date, an expiration date, and a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant. In no event shall a SAR be exercisable after the 10th anniversary of the Award Date of such SAR.
9.    RESTRICTED STOCK AWARDS AND STOCK UNITS
9.1.    Restricted Stock Awards. The Committee may, in its sole discretion, grant Restricted Stock Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or a Group Company. A Restricted Stock Award shall consist of shares of Common Stock that are subject to such terms and conditions as the Committee in its sole discretion determines appropriate and sets forth in the Award Agreement including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s Service within specified periods.
9.2.    Stock Certificates. Except as otherwise provided in this Section 9.2, the Company will issue each Participant entitled to receive shares of Common Stock under the Plan a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to the Common Stock. Each certificate will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Common Stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Vesting conditions expire or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient will have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Common Stock may be delivered to the Participant after, and only after, the Vesting conditions will have expired without forfeiture in respect of such shares of Restricted Stock.
9.3.    Stock Units. The Committee may, in its sole discretion, grant Stock Units to Employees, Group Employees, Nonemployee Directors, and Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or a Group Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. Subject to Section 9.4, a Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify.
9.4.    Payout of Stock Units. Subject to a Participant’s election to defer in accordance with Section 18.4 below, upon the Vesting Date of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.
9.5.    A Participant shall have the right to vote unvested shares of Common Stock subject to a Restricted Award Agreement issued to the Participant under the Plan. The Participant shall not have the right to vote the shares of Common Stock subject to a Stock Unit until that award vests and shares of Common Stock are actually issued thereunder. Dividend Equivalent Rights may be credited, either in cash or in actual shares of Common Stock, on outstanding unvested shares of Common Stock issued under the Plan or Stock Units, subject to such terms and conditions as the Plan Administrator may deem appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to unvested shares of Common Stock or any shares of Common Stock underlying any Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such shares of Common Stock have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.
10.    PERFORMANCE SHARES AND PERFORMANCE UNITS
10.1.    Performance Shares. The Committee may, in its sole discretion, grant Performance Shares to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or a Group Company. A Performance Share shall consist of a share or shares of Common Stock that are subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be paid out or distributed to the Participant and any other Vesting criteria. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine.
10.2.    Performance Units. The Committee may, in its sole discretion, grant Performance Units to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or Group Company. A Performance Unit is a hypothetical share of the value of the Company, represented by a notional account that the Company shall establish and maintain (or caused to be established or maintained) for such Participant who receives a grant of Performance Units. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will accrue to the Participant and any other Vesting criteria. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine.
10.3.    Adjustment of Performance Goals. The Committee shall have the authority at any time to adjust, as it deems necessary or desirable, the performance goals for any outstanding Performance Shares or Performance Units unless, at the time of establishment of such performance goals, the Committee precludes its authority to make such adjustments.
10.4.    Payout of Performance Shares or Performance Units. Subject to a Participant’s election to defer distribution in accordance with Section 18.4 below, upon the Vesting of a Performance Share or a Performance Unit, the shares of Common Stock representing the Performance Share or the cash value of the Performance Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, determines to make the payment for the Performance Share in cash, or the Performance Unit in shares of Common Stock (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock or cash that would otherwise be distributed to the Participant.
10.5.    A Participant shall have the right to vote unvested shares of Common Stock subject to a Performance Share Award issued to the Participant under the Plan. The Participant shall not have the right to vote the shares of Common Stock subject to a Performance Unit until that award vests and shares of Common Stock are actually issued thereunder. Dividend Equivalent Rights may be credited, either in cash or in actual shares of Common Stock, on outstanding unvested shares of Common Stock issued under the Plan or Performance Units, subject to such terms and conditions as the Plan Administrator may deem appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to unvested shares of Common Stock or any shares of Common Stock underlying any Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such shares of Common Stock have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.

11.    CASH AWARDS
The Committee may, in its sole discretion, grant Cash Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or Group Company. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the Vesting Date with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant’s Service within specified periods.
12.    [RESERVED]
13.    CHANGE IN CONTROL
13.1.    Accelerated Vesting Upon Termination of Service. Unless the terms of an Award Agreement expressly provide otherwise, if there is a Change in Control of the Company, and, within two years following the Change in Control, the Company terminates a Participant’s Service other than for Cause or the Participant terminates Service for Good Reason, any outstanding Awards held by the Participant shall Vest. For this purpose, Good Reason will have the same meaning as such term or similar term is used in any employment, consulting, severance, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Company or an Affiliate and the Participant or if such agreement does not define “Good Reason” or such similar term, then “Good Reason” will have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Good Reason” will mean, as determined by the Committee in its sole discretion and solely with respect to this Plan and any Award made hereunder, the occurrence of any of the following events without the Participant’s express written consent:
(a)    The material reduction of the Participant’s authorities, duties, and position with the Company;
(b)    A reduction by the Company of the Participant’s base compensation by more than fifteen percent (15%), other than a reduction approved by the Board that similarly applies to all executive officers of the Company; or
(c)    A change in the offices of the Participant to a place that is more than thirty-five (35) miles in distance farther from the Participant’s home than the current executive offices of the Company in Marlborough, MA.
The Participant must provide notice to the Company of the existence of one or more of the foregoing conditions within ninety (90) calendar days of the initial existence of the condition, upon the notice of which the Company will have thirty (30) calendar days during which it may remedy the condition and not be required to Vest the Awards. For a Participant’s termination of Service to be on account of “Good Reason,” it must occur within one hundred eighty (180) calendar days following the initial existence of the applicable condition.
13.2.    Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control of the Company over the Exercise Price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.
13.3.    Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans. If any entity that acquires control of the Company does not agree to assume outstanding Awards upon a Change in Control or replace such Awards with awards that preserve the existing value of the Award at the time of the Change in Control and provide for subsequent payout in accordance with the same Vesting schedule applicable to the original Awards, then, at the time of the Change in Control, (i) all outstanding Stock Options and SARs shall become immediately Vested and exercisable; (ii) all restrictions on Restricted Stock Awards and Stock Units shall immediately lapse; (iii) all performance goals other than with respect to performance-based Cash Awards shall be deemed achieved at target levels and all other terms and conditions met; (iv) all performance-based Cash Awards shall be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (v) all Performance Shares shall be delivered, and all Cash Awards, Performance Units and Stock Units shall be paid out as promptly as practicable.
14.    TERMINATION OF SERVICE
14.1.    Termination of Service Due to Death or Disability. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated due to death all non-Vested portions of Awards held by the Participant on the date of the Participant’s death shall immediately Vest.
Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated due to death or Disability, all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant’s death or Disability shall remain exercisable until the earlier of:
(i)    the end of the 12-month period following the date of the Participant’s death or Disability, or
(ii)    the date the Stock Option or SAR would otherwise expire.
14.2.    Termination of Service for Cause. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated by the Company, the Affiliate or the Group Company, as the case may be, for Cause, all Awards held by the Participant on the date of the termination of Service, whether Vested or non-Vested, shall immediately be forfeited by the Participant as of such date. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

14.3.    Other Terminations of Service. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated for any reason other than for Cause or other than due to death or Disability:
(a)    all non-Vested portions of Awards held by the Participant on the date of the termination of his or her Service shall immediately be forfeited by such Participant as of such date; and
(b)    all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of his or her Service shall remain exercisable until the earlier of (i) the end of the ninety (90) calendar day period following the date of the termination of the Participant’s Service or (ii) the date the Stock Option or SAR would otherwise expire.
Notwithstanding the foregoing, the Vesting, expiration and forfeiture of any Stock Options and/or SARs awarded to an Independent Contractor shall be governed by the terms of the written Award Agreement.
14.4.    ISOs. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO.
14.5.    Leave of Absence. A Participant shall not cease to be an Employee for purposes of this Plan solely on account of a Leave of Absence. For purposes of ISOs, no such leave may exceed ninety (90) calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) calendar day of such leave any ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a Nonqualified Stock Option. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence as “Personal Leave;” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. No Awards shall be made to a Participant during Personal Leave. Except where prohibited by law, a Participant’s un-Vested Awards shall remain un-Vested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Awards. A Participant’s Vested Stock Options that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Stock Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Stock Options have not lapsed, the Stock Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.
15.    NONEMPLOYEE DIRECTOR COMPENSATION
15.1.    Annual Cash Retainer. Each Nonemployee Director will be paid a retainer fee for Service as a member of the Board (the “Annual Retainer”), in an amount that the Board will establish from time to time by resolution, in accordance with the IPG Photonics Corporation Non-Employee Director Compensation Plan. In no event will the sum of the cash portion of the Annual Retainer and any Cash Award to any Participant who is a Nonemployee Director exceed $250,000 in a given period of time beginning on an annual shareholder meeting date and ending on the day immediately preceding the following annual shareholder meeting date.
15.2.    Equity Awards. Each Nonemployee Director will be eligible to receive an Award upon appointment or election to the Board, and annually thereafter, in accordance with the Director Plan and subject to the limit in Section 6.1 and the terms of the applicable Award Agreement.
16.    TAXES
16.1.    Withholding Taxes. With respect to Employees and Group Employees, the Company, or the applicable Affiliate or Group Company, may require a Participant who has Vested in his or her Restricted Stock Award, Stock Unit, Performance Share or Performance Unit granted hereunder, or who exercises a Stock Option or SAR granted hereunder, to reimburse the corporation that employs such Employee or Group Employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation that employs such Employee or Group Employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Employee or Group Employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs the Employee or Group Employee may, in its discretion, hold the stock certificate to which such Employee or Group Employee is entitled upon the Vesting of a Restricted Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.
16.2.    Use of Common Stock to Satisfy Withholding Obligation. With respect to Employees and Group Employees, at any time that the Company or an Affiliate or Group Company that employs such Employee or Group Employee becomes subject to a withholding obligation under applicable law with respect to the Vesting of a Restricted Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Nonqualified Stock Option (the “Tax Date”), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (i) directing the Company, the Affiliate or the Group Company that employs such Employee or Group Employee to withhold from shares issuable in the related Vesting or exercise either a specified number of shares, or shares of Common Stock having a specified value in each case equal to the statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction, (ii) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (iii) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value of the Common Stock on the Tax Date. The Committee may disapprove any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

16.3.    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company, an Affiliate or a Group Company and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
17.    AMENDMENT AND TERMINATION
17.1.    Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 17.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants’ consent, except as expressly provided herein.
17.2.    Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 17.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants’ consent, except as expressly provided herein. No amendment of the Plan shall, without the approval of the shareholders of the Company:
(a)    increase the total number of shares of Common Stock that may be issued under the Plan;
(b)    increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual under the Plan;
(c)    increase the maximum dollar amount that may be paid with respect to all Awards measured in cash; or
(d)    modify the requirements as to eligibility for Awards under the Plan.
In addition, the Plan shall not be amended without the approval of such amendment by the Company’s shareholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) will disqualify any ISO granted hereunder.
17.3.    Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein; provided, however, that (i) no such amendment, modification, extension, cancellation, renewal, exchange, substitution or replacement will be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) any such amendment, modification, extension, cancellation, renewal exchange, substitution, or replacement must satisfy the requirements for exemption under Code Section 409A, and (iii) in no event will the Committee be permitted to, without the approval of the shareholders of the Company, (A) reduce the Exercise Price of any outstanding Stock Option or SAR, (B) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, or (C) cancel a Stock Option or SAR in exchange for cash or other Awards. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Group Employee, Nonemployee Director or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Group Employee, Nonemployee Director or Independent Contractor under the Plan, or any award previously granted to such Employee, Group Employee, Nonemployee Director or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.
17.4.    Certain Amendments. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Board may amend the Plan without the consent of any Participant and the Committee may amend any Award Agreement without the consent of the Participant in order to comply with applicable law, including Code Sections 409A, stock exchange listing standards, or accounting rules.
18.    MISCELLANEOUS
18.1.    Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to an Award granted to any other Participant) as the Committee determines on the Award Date to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a Change in Control of the Company, for the payment of the value of Awards to Participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s Service in addition to those specifically provided for under the Plan.
18.2.    Restrictive Covenants and Other Terms and Conditions. The Committee may provide, by way of the Award Agreement or otherwise, that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other terms, conditions, restrictions and/or limitations of the Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, consulting agreement, state law, or otherwise, the Participant will forfeit:
(a)    any and all Awards granted to him or her under the Plan, including Awards that have become Vested, shares of Common Stock that have been distributed to him or her, and the full value of shares of Common Stock that the Participant has sold (the Participant may be required to return such shares or repay the full value of such share of Common Stock to the Company); and/or
(b)    the profit the Participant has realized on the vesting or disposition of an Award granted to him or her under the Plan, including from exercise of any Stock Options, which is the difference between the Stock Options’ Exercise Price and the Fair Market Value of any Stock Option the Participant exercised (the Participant may be required to repay the profit and such difference to the Company).

18.3.    Transferability. Each Award granted under the Plan to a Participant shall not be transferable other than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the Award Date and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant solely to members of the Participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.
18.4.    Election to Defer Compensation Attributable to Award. The Committee may, in its sole discretion and subject to Code Section 409A, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company’s tax counsel.
18.5.    Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
18.6.    No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
18.7.    No Right to Continued Employment or Service or to Grants. A Participant’s rights, if any, to continue to serve the Company, an Affiliate or a Group Company as a director, officer, Employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company, the Affiliate and the Group Company reserve the right to terminate the employment or Service of any Employee or Group Employee or the Services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Group Employee, Nonemployee Director, Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.
18.8.    Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section and no action may be taken which would result in a violation of the Exchange Act or any other applicable law. The Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions. The Committee also may impose conditions on the exercise or Vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
18.9.    Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. Participants, the Company, a Group Company and Affiliate each submit and consent to the jurisdiction of the courts in the Commonwealth of Massachusetts, County of Worcester, including the Federal Courts located therein, should Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Plan or an Award Agreement.
18.10.    Statute of Limitations for Claims Involving the Plan or Awards. If a Participant believes that the Committee has not followed his or her election, or the Participant believes that he or she has a claim against the Plan, the Company or Committee under the terms of the Plan or an Award Agreement, the Participant must file a written claim with the Committee within twelve (12) months after the Participant learned of the claim or allegedly made the election.
18.11.    Other Agreements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent any employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate provides Vesting terms or post-termination exercise periods with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the Vesting terms or post-termination exercise periods in such employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate shall control.
18.12.    Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company, an Affiliate or a Group Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company, and Affiliate or a Group Company, now or subsequently in effect.
18.13.    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
18.14.    Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.
18.15.    Compliance With Code Section 409A. Any provision of the Plan that becomes subject to Code Section 409A will be interpreted and applied consistent with that Section and the applicable Treasury Regulations. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Code Section 409A. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of Service, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of Service, and (ii) the date of the Participant’s death. A termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.” A separation from Service shall be deemed to occur if it is anticipated that the level of Services the Participant will perform after a certain date (whether as an Employee or as an Independent Contractor) will permanently decrease to no more than twenty percent (20%) of the average level of Services provided by the Participant in the immediately preceding thirty-six (36) months. With respect to any Award that is or becomes subject to Code Section 409A, a Change in Control would only be deemed to have occurred only upon a change in control event described in Code Section 409A and Treasury Regulations §1.409A-3(i)(5).
18.16.    Compensation Recovery Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to any Compensation Recovery Policy established by the Company and amended from time to time.